Exhibit 8.2
FORM OF WHITE & CASE LLP OPINION
[Letterhead of White & Case LLP]
[Date]
First Republic Bank
111 Pine Street
San Francisco, California 94111
Ladies and Gentlemen:
We have acted as counsel to First Republic Bank, a Nevada banking corporation (“First Republic”), in connection with the proposed merger (the “Merger”) of First Republic with and into Merrill Lynch Bank & Trust Co., FSB, a federal stock savings bank and a wholly owned, indirect subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation (“Merrill Lynch”), as described in the proxy statement/prospectus of First Republic and Merrill Lynch (the “Proxy Statement/Prospectus”) that forms a part of Merrill Lynch’s registration statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the Merger on the date hereof (the “Registration Statement”).
In our opinion, subject to the assumptions, qualifications and limitations contained or referenced therein, the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Proxy Statement/Prospectus that forms a part of the Registration Statement, to the extent that such statements constitute summaries or descriptions of United States federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.
Our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. We have not considered and render no opinion on any aspect of law other than as expressly set forth above.
A partner of White & Case LLP, L. Martin Gibbs, serves on the Board of Directors of First Republic and holds an equity ownership interest in First Republic as disclosed in its public filings.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,